SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                October 14, 1996


                SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

            0-26694                                   93-0945003
     (Commission file number)             (IRS employer identification no.)




655 East Medical Drive, Bountiful, Utah                 84010
(Address of principal executive offices)             (Zip code)



                                 (801) 298-3360
              (Registrant's telephone number, including area code)



                   This document contains a total of 5 pages.
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Item  4.  Changes  in and  Disagreements  With  Accountants  on  Accounting  and
          Financial Disclosure.

     On October 14, 1996, the Registrant's Board of Directors elected to retain Arthur Andersen LLP ("AA") as its independent auditor and to dismiss KPMG Peat Marwick LLP ("KPMG"). Heretofore KPMG had acted as the Registrant's independent auditor. The decision to change auditors was recommended by the Registrant's Board of Directors.

        The reports of KPMG on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1995, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Registrant's two most recent fiscal years and all subsequent interim periods preceding such change in auditors, there was no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report; nor has KPMG ever presented a written report, or otherwise communicated in writing to the Registrant or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

        The Registrant has authorized KPMG to respond fully to the inquiries of the Registrant's successor accountant and has requested that KPMG provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulations S-K, so that the Registrant can file such letter with the SEC.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.  Financial Statements of Businesses Acquired.

                Not applicable.

         b.  Pro Forma Financial Information.

                Not applicable.

         c.  Exhibits.

      Number                                                 Description

        16                        Letter re change in certifying accountant

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SPECIALIZED HEALTH PRODUCTS
                                        INTERNATIONAL, INC.



Date: October 17, 1996                  By    /s/ David A. Robinson
                                              David A. Robinson
                                              President, Chief Executive Officer
                                              and Director



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